Exhibit 10.1
Amendment #2 To The
Monarch Community Bancorp, Inc.
Employment Agreement
          THIS AMENDMENT (the “Amendment”), is made and entered into as of August 20, 2009 by and between Monarch Community Bancorp, Inc., on its behalf and on behalf of all of its subsidiaries and affiliated corporations or associations (“Affiliates”), located at 375 North Willowbrook Road, Coldwater, Michigan 49036 (collectively referred to as the “Company”), and Donald L. Denney (“Executive”).
          WHEREAS, the Executive serves as President and Chief Executive Officer of the Company and the Company’s Affiliate, Monarch Community Bank (the “Bank”) pursuant to the terms of an employment agreement dated September 20, 2006 (the “Agreement”); and
          WHEREAS, the Company and the Executive wish to amend the Agreement to provide that the Executive will be entitled to be paid directors fees on the same terms and conditions that apply to other member’s of the Company’s and the Bank’s Board of Directors; and
          WHEREAS, except as otherwise provided in this Amendment, the Agreement shall continue in full force and effect.
          NOW, THEREFORE, in consideration of the premises and of the covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Bank and the Executive agree to amend the Agreement as follows:
1. Effective September 1, 2009, Section 2 of the Agreement is amended to provide as follows:
     2. Service on the Boards of Directors. During the Term of this Agreement (as defined in Section 8 hereof), the Company agrees to nominate Executive as a nominee to serve on the Company’s Board of Directors. During the Term of this Agreement, the Company, in its capacity as sole shareholder of the Bank, agrees to cause Executive to be elected as a director of the Bank. Executive shall be entitled to receive fees for serving as a director on the same terms and conditions that apply to other members of the Board of Directors of the Bank and other members of the Board of Directors of the Company.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MONARCH COMMUNITY BANCORP, INC.		EXECUTIVE

By:	/s/ Stephen M. Ross	/s/ Donald L. Denney

	Stephen M. Ross	DONALD L. DENNEY
Its: Chairman